UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2011

__________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On November 21, 2011, Lyris, Inc. (“Company”) entered into a Subscription Agreement with a trust, the investments of which are controlled by William T. Comfort, III, chairman of the Company’s board of directors, pursuant to which the trust purchased 19,047,619 shares of the Company’s common stock at a purchase price of $0.105 per share, or $2,000,000 in the aggregate.

     The foregoing description of the subscription agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the subscription agreement, which is filed as an exhibit to this report.

Item 8.01 Other Events.

     On November 21, 2011, Lyris, Inc. sold 19,047,619 shares of the Company’s common stock to a trust, the investments of which are controlled by William T. Comfort, III, chairman of the Company’s board of directors, at a purchase price of $0.105 per share, or $2,000,000 in the aggregate.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

99.1	Subscription Agreement by and Lyris Technologies, Inc and 65 BR Trust, dated as of November 21, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

		By:	/s/ Wolfgang Maasberg
		Name:	Wolfgang Maasberg
		Title:	Chief Executive Officer

Date:	November 22, 2011

Exhibit Index

Number	Description
99.1	Subscription Agreement by and between Lyris Technologies, Inc and 65 BR Trust, dated as of November 21, 2011.